UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

PEERSTREAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant’s Business Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2018, as a first step in providing services through its PeerStream Business Solutions services, PeerStream, Inc. (the “Company”), entered into a technology services agreement with ProximaX Limited (“ProximaX”) whereby the Company agreed to provide certain development and related services to ProximaX to facilitate the implementation of the Company’s PeerStream Protocol into ProximaX’s proprietary blockchain protocol that is currently under development (the “ProximaX Agreement”). Pursuant to the terms of the ProximaX Agreement, ProximaX agreed to pay the Company up to an aggregate of $10.0 million of cash in exchange for the Company’s services, with $5.0 million due upon the successful consummation of a future initial coin offering by ProximaX and up to an additional $5.0 million due upon the Company’s achievement of certain development milestones set forth in the ProximaX Agreement. In addition, ProximaX agreed to issue the Company a number of tokens equal to 2.4% of all outstanding tokens on the date of the planned initial coin offering and to reserve an additional 2% of such tokens to be issued as payment for future services provided by the Company, subject, in each case, to such initial coin offering generating aggregate gross proceeds of at least $30.0 million. If the planned initial coin offering does not raise at least $30.0 million or ProximaX fails to pay the Company an initial cash payment of $5.0 million by June 1, 2018, the Company and ProximaX have agreed to negotiate alternative compensation for the Company’s services in good faith. The ProximaX Agreement also contains customary representations and warranties of the parties and mutual indemnification provisions.

The foregoing description of the ProximaX Agreement is qualified in its entirety by reference to the full text of the ProximaX Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 22, 2018, the Company issued a press release announcing the entry into the ProximaX Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On March 22, 2018, the Company posted a slide presentation on its website concerning its earnings for the quarter and year ended December 31, 2017 (the “Presentation”). A copy of the Presentation is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibits 99.1 and 99.2 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Technology Services Agreement, dated as of March 21, 2018, by and between PeerStream, Inc. and ProximaX Limited.
99.1	Press Release of PeerStream, Inc., dated March 22, 2018 (furnished pursuant to Item 7.01).
99.2	Presentation materials (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 22, 2018

PEERSTREAM, INC.

		By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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